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                                                                   EXHIBIT 10.26

                           CHANGE OF CONTROL AGREEMENT



         This CHANGE OF CONTROL AGREEMENT ("Agreement") is entered into as of March 31, 1997, by and between Chase Industries Inc., a Delaware corporation ("CBI"), and Michael T. Segraves ("Executive").

                                    Recitals

         A.       Executive currently is employed as Vice
                  President-Manufacturing of Chase Brass & Copper Company, Inc., a Delaware corporation and a wholly-owned subsidiary of CBI ("CBCC").

         B. Executive and CBI agree that it is desirable that CBI provide greater employment security to Executive, and, to that end, the parties hereby enter into this Agreement.

         In consideration of the mutual agreements herein set forth and for good and valuable consideration, receipt of which hereby is acknowledged the parties agree as follows:

         1. Term of Agreement. The term of this Agreement (the "Term") shall be for the period which commences on the date hereof and which terminates on December 31, 1999; provided, however, that (A) subject to Section 4.b. hereof, if, prior to a Change of Control, Executive ceases for any reason to be an employee of CBCC, thereupon the Term shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect and (B) commencing on December 31, 1999, and each December 31 thereafter, the Term of this Agreement shall automatically be extended for an additional year unless at least 30 days prior to any such date CBI or the Executive shall have given written notice that CBI or the Executive, as the case may be, does not wish to have the Term of this Agreement extended. Notwithstanding the expiration of the Term or other termination of this Agreement, (i) if Executive's employment is terminated prior to the first anniversary of the expiration of the Term or other termination of this Agreement, the provisions of Section 6 of this Agreement shall survive and continue to apply to Executive in accordance with the terms of
Section 6, but only until the first anniversary of such expiration of the Term or other termination of this Agreement, (ii) Sections 7, 10 and 11 of this Agreement shall survive any expiration or termination of this Agreement, and
(iii) if a Change of Control shall occur prior to the expiration of the Term or other termination of this



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Agreement, the terms of this Agreement shall survive to the extent necessary to enable Executive to enforce his rights under Section 4 of this Agreement.

         2. Change of Employment to Affiliate. If, prior to a Change of Control, Executive shall resign from his employment with CBCC but, upon such resignation, shall become or remain an employee of CBI or any Subsidiary (other than CBCC) or CBCC is party to a transaction that does not constitute a Change of Control but in which CBCC is not a surviving corporation and Executive becomes employed by the surviving entity then (i) such resignation or change in employer shall not constitute a termination of Executive's employment for purposes of this Agreement and (ii) thereafter, all references to CBCC contained in this Agreement shall be deemed to refer to the entity by which Executive is then employed.

         3. Definitions. For purposes of this Agreement, the following definitions apply:

                  a. Acquiring Person: shall mean any Person other than (a) Executive or any Affiliate of Executive, (b) CBI or any Subsidiary, any employee benefit plan of CBI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI, or any trustee or other fiduciary holding securities under an employee benefit plan of CBI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI, or (c) Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), or any Affiliate of CVC that is directly controlled by Citicorp or Citibank, N.A., or otherwise is in the same tier as CVC of Affiliates under the control of such entities ("Direct Affiliates"), but shall not include any entities that may be deemed an Affiliate of CVC as a result of the investment by any Direct Affiliate in such entity.

                  b. Affiliate: shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

                  c. Cause: shall mean

                           (i) the continued failure by Executive to substantially perform his duties as an employee of CBCC or any other Subsidiary (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after written demand for substantial performance is delivered by CBI



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         specifically identifying the manner in which CBI believes Executive has not substantially performed his duties;

                           (ii) dishonesty by Executive of a material nature that relates to the performance of Executive's duties as an employee of CBCC or any other Subsidiary or the commission by Executive of an act of fraud upon, or willful misconduct toward, CBI or any Subsidiary, as reasonably determined by the Board of Directors of CBI after a hearing following ten days' notice to Executive of such hearing;

                           (iii) criminal conduct by Executive (other than minor infractions and traffic violations) or the conviction of Executive, by a court of competent jurisdiction, of any felony (or plea of nolo contendere thereto);

                           (iv) a material violation by Executive of his duty of loyalty to CBI or any Subsidiary which results or may reasonably be expected to result in material injury to CBI or any Subsidiary;

                           (v) the failure of Executive to cease any conduct determined by the Chief Executive Officer of CBI to be detrimental to the well-being or morale, or otherwise not in the best interest, of CBI or any Subsidiary after written demand directing Executive to cease such conduct is delivered by CBI specifically identifying such conduct and demanding cessation thereof;

                           (vi) the use by Executive of alcohol which renders Executive unable to perform the essential functions of his position as an employee of CBCC or the use by Executive of illegal or controlled drugs or other substances; or

                           (vii) a violation by Executive of Executive's covenants and obligations under Section 6 or Section 7 of this Agreement which is willful on Executive's part and which is not remedied to the reasonable satisfaction of CBI in a reasonable period of time after receipt of written notice from CBI.

Any termination of Executive's employment by CBCC for Cause shall be communicated to Executive in a written notice of termination which shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for such termination.

                  d. Change in Control: shall be deemed to have occurred if:

                           (i) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of securities of CBI



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         representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of CBI; or

                           (ii) a public announcement is made of a tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of CBI, and the Board of Directors of CBI approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act, provided, that, within one year after the occurrence of such event, an event described in clauses (i), (iii) or (iv) hereof shall have occurred (in which case a Change of Control shall be deemed to have occurred on the date of the occurrence of the event described above in this clause (ii));

                           (iii) the stockholders of CBI approve a merger or consolidation of CBI with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of CBI), other than a merger or consolidation that would result in the Voting Securities of CBI outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation;

                           (iv) the stockholders of CBI or CBCC approve a plan of complete liquidation of CBI or CBCC, respectively, or an agreement for the sale or disposition by CBI or CBCC of all or substantially all of CBI's or CBCC's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CBI's or CBCC's assets in one transaction or a series of related transactions to a Subsidiary or any other Person owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI; or

                           (v) CBI ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBCC representing at least a majority of the combined voting power of the then outstanding Voting Securities of CBCC other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of CBCC or any Person into which CBCC is merged or otherwise consolidated which are not owned by CBI or any Subsidiary of CBI are owned, directly or indirectly, by the stockholders of CBI in




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         substantially the same proportions as their ownership of stock of CBI immediately prior to such transaction.

                  e. Convertible Voting Securities: shall mean any and all options, warrants or other rights to purchase, or securities convertible into or exchangeable or exercisable for, directly or indirectly, Voting Securities of any Person.

                  f. Good Reason: a resignation for Good Reason shall mean the resignation by Executive from employment by CBCC after (i) a material reduction or material adverse alteration in the nature of Executive's position, responsibilities or authorities which Executive held immediately prior to the Change of Control, (ii) any material reduction of Executive's compensation or benefits to which Executive was entitled immediately prior to the Change of Control, (iii) the relocation of Executive's principal place of employment to a location which is 60 miles or more from Executive's principal residence immediately prior to the Change of Control (provided such relocation shall not constitute Good Reason unless such relocation also results in Executive's principal place of employment being at least five miles further away from Executive's principal residence immediately prior to the Change of Control) (iv) any other material adverse change to the terms and conditions of Executive's employment or benefits as in effect immediately prior to the Change of Control, or (v) the liquidation, dissolution, merger, consolidation or reorganization of CBI or transfer of all or substantially all of its assets in a transaction that constitutes a Change of Control, unless the successor (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a substantially all of its assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of CBI under this Agreement pursuant to
Section 8.b. hereof; provided, that, (A) if Executive shall consent in writing to any event described in clauses (i) through (iv) of this paragraph, Executive's subsequent resignation shall not be treated as a resignation for Good Reason unless a subsequent event described in such clauses to which Executive did not consent occurs and (B) any changes in Executive's discretionary bonus as from time to time determined by the Board of Directors of CBI shall not constitute Good Reason for resignation. Notwithstanding the foregoing, Executive shall be entitled to resign for Good Reason only if any occurrence referred to in clauses (i), (ii), (iii), (iv) or (v) of this Section 3.f. is not remedied within 10 calendar days after receipt by CBI of written notice from Executive setting forth in reasonable detail the facts and circumstances giving rise to such Good Reason.

                  g. Person: shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization.

                  h. Retirement: shall mean a termination of Executive's employment other than for Cause on or after Executive's attainment of age 65 (or such other age as mutually agreed upon by Executive and CBI).



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                  i. Subsidiary: shall mean any corporation or other entity of which a majority of the combined voting power of the outstanding Voting Securities is owned, directly or indirectly, by CBI.

                  j. Permanent Disability: shall mean any physical or mental disability which shall have rendered Executive unable to perform his duties as an employee of CBCC with or without reasonable accommodation for 120 consecutive days, or which, in the opinion of a licensed physician reasonably satisfactory to CBI, is likely to render Executive unable to perform his duties as an employee of CBCC for such period with or without reasonable accommodation; provided, however, that during any period of Executive's disability CBI or any Subsidiary may assign Executive's duties to any other employee of CBI or such Subsidiary or may engage or hire a third party to perform such duties and any such action shall not be deemed "Good Reason" for Executive to terminate his employment.

                  k. Voting Securities: shall mean (i) any securities or interests that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body and
(ii) with respect to CBI, all shares of CBI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of common stock, par value $.01 per share, of CBI).

         4.       Severance Benefit.

                  a. Benefits. If a Change of Control occurs prior to the expiration of the Term or other termination of this Agreement and, within twelve months after the date of the occurrence of such Change of Control, either (a) Executive's employment with CBCC is terminated by CBCC other than (1) for Cause or (2) on account of Executive's death, Permanent Disability or Retirement, or
(b) Executive resigns from CBCC for Good Reason (based on events occurring after the Change of Control), then CBI shall:

                  (i) pay to Executive, in a single lump sum which shall be paid within 30 days after the termination of employment or resignation, a severance payment in an amount equal to the sum of (A) the greater of
         (1) Executive's annual salary in effect immediately prior to the Change of Control and (2) Executives annual salary in effect at the time of termination or, if Executive resigns (or an event, which is not waived or consented to by Executive, occurs giving Executive the right to resign) his employment for Good Reason, immediately prior to the occurrence of the event giving rise to Good Reason, plus (B) the bonus, if any, paid or awarded to Executive for the most recent calendar year ended prior to the date of the Change of Control or, if bonuses for such calendar year have not been determined for such calendar year as of the date of the Change of Control, the prior calendar year;



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                  (ii) maintain in full force and effect, for the continued
         benefit of Executive (and, if applicable, Executive's spouse and dependent children) for a one-year period beginning upon the date of termination or resignation, all medical and dental insurance coverages as in effect and in which such Persons were participating immediately prior to the date of termination or resignation, provided that the continued participation of such Persons is possible under the general terms and provisions of such plans and arrangements; if the participation of any of such Persons in any such plan or arrangement is barred, CBI shall arrange to provide such Persons with insurance coverage substantially similar to those which such Persons would otherwise have been entitled to receive under such plans and arrangements from which such Persons' continued participation is barred; provided, however, that in either case, to the extent applicable, Executive pays to CBI an amount equal to the premiums, or portion thereof, that Executive was required to pay to maintain such insurance coverage for such Persons prior to the date of termination or resignation; and provided, further, that any insurance coverage provided pursuant hereto shall be limited and reduced to the extent such coverage otherwise is provided by (or available from or under), at no direct out-of-pocket cost to the recipient, any other employer of Executive or Executive's spouse or minor children, or Social Security, medicare, medicaid or any similar or substitute plans available to such Persons.

         b. Termination in Anticipation of Change of Control. For purposes of this Section 4, if Executive's employment is terminated prior to a Change of Control and Executive reasonably demonstrates that such termination (i) was at the request of a Person who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then for all purposes hereof, a Change of Control shall be deemed to have occurred and the date of a Change of Control with respect to the employment shall mean the date immediately prior to the termination date.

         c. Employment by Buyer. Notwithstanding the foregoing provisions of this Section 4, if (i) there shall be a sale or disposition of all or substantially all the assets of CBCC or a merger, consolidation or reorganization to which CBCC is a party and is not a surviving corporation, (ii) such transaction constitutes a Change of Control and (iii) Executive is offered employment (at substantially the same level of Executive's authority, responsibility, compensation and benefits with CBCC before such sale) with the purchaser or corporation into which CBCC is merged or consolidated, as applicable, or any of its Affiliates ("Buyer") upon consummation of such sale or disposition, then Executive shall not be entitled to the severance compensation as provided in Section 4.a. as a result of such transaction. In any such event, however, Executive shall be entitled to such severance compensation as provided in Section 4.a. if, within twelve



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months after the date of such transaction, either (1) Executive's employment with the Buyer shall be terminated by the Buyer other than (A) for Cause or (B) on account of Executive's death, Permanent Disability or Retirement, or (2) Executive shall resign from the Buyer for Good Reason. For purposes of this paragraph, the time of a termination of employment or resignation, the definitions of "Permanent Disability," "Retirement," resignation for "Good Reason" and termination for "Cause," and the provisions of Sections 6 and 7 shall be construed with reference to the Buyer instead of with reference to CBCC and/or CBI, as applicable.

         5. No Reductions or Mitigation. The severance compensation to be provided pursuant to Section 4 of this Agreement shall be paid and provided without reduction, other than as expressly provided for therein, regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive from any source or which Executive could have obtained upon seeking other employment; provided that CBI shall be permitted to make all such payments net of any legally required tax withholdings.

         6.       Non-Competition.

         a. Covenant. Executive agrees that he will not, during or for a period of one year following the termination of his employment with CBCC, (i) employ any Person who was a salaried employee of or a consultant to CBI or any Subsidiary during the six month period preceding such termination or induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Person who was a salaried employee of or consultant to CBI or any Subsidiary during the six month period preceding such termination to terminate his or her employment or consulting arrangement with CBI or any Subsidiary, (ii) be employed by, associated with or have any interest in, directly or indirectly (whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager or otherwise), any company that engages in the manufacture, distribution, licensing, sale, or marketing of copper alloy rod or any other products manufactured, distributed, licensed, sold, or marketed by CBCC during the Term (collectively, "Products"), or any company which otherwise is directly competitive with CBCC or any subsidiary of CBCC, in any geographical area in which CBCC or such subsidiary of CBCC engages in business at the time of such termination or in which CBCC or any subsidiary of CBCC, prior to termination of Executive's employment, evidenced in writing, at any time during the six month period prior to such termination, its intention to engage in such business (any such company, a "Competing Business"), (iii) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Person to purchase Products from any Person other than CBCC if CBCC provides, or negotiated to provide, Products to that Person during the Term (any such Person or Business Enterprise, a "Customer"), or (iv) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Customer with whom Executive had personal contact in connection with performing his duties as an




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employee of CBCC to purchase Products from any Person other than CBCC; provided, however, that the provisions of this Section 6 shall not apply in the event (i) Executive's employment is terminated by CBCC other than (A) for "Cause" or (B) on account of Executive's Permanent Disability or Retirement or (ii) Executive terminates his employment for Good Reason. Notwithstanding the foregoing, Executive shall not be prohibited from owning one percent or less of the outstanding equity securities of any Competing Business whose equity securities are listed on a national or regional securities exchange or publicly traded in any over-the-counter market.

         b. Tolling of Non-Competition Term. If, during any calendar month after the termination of Executive's employment by CBCC in which the provisions of
Section 6.a. are applicable, Executive is not in compliance with the terms of
Section 6.a., CBI shall be entitled to, among other remedies, compliance by Executive with the terms of Section 6.a. for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred.

         c. Reasonableness of Restrictions. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of Section 6.a. are reasonable and are no broader than are necessary to maintain and to protect the legitimate business interests of CBI and its Subsidiaries.

         d. Separate Covenants. The parties hereto intend that the covenants contained in each of subsections 6.a.(i), (ii), (iii) and (iv) of this Agreement be construed as a series of separate covenants, one for each county or other defined province or governmental subdivision in each geographic area in which CBCC or any subsidiary of CBCC conducts its business or otherwise manufactures, distributes, licenses, sells, or markets Products. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in subsections 6.a.(i), (ii), (iii) and (iv) hereof. Furthermore, each of the covenants in subsections 6.a.(i), (ii), (iii) and (iv) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in subsections 6.a.(i), (ii), (iii) and (iv) hereof.

         7. Non-Disclosure. Executive shall not, directly or indirectly, at any time during or for a two year period following termination of his employment with CBCC, reveal, divulge or make known to any Person or entity, or use for Executive's personal benefit (including without limitation for the purpose of soliciting business, whether or not competitive with any business of CBI or any Subsidiary), any information acquired by Executive during the course of employment by CBCC with regard to the financial, business or other affairs of CBI or any Subsidiary (including without limitation any list or record of Persons or entities with which CBI or any Subsidiary has any dealings), other than (i) information already in the public domain, (ii) information of a type not considered confidential by Persons engaged in the same business or a business similar



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to that conducted by CBI or any Subsidiary, (iii) information that Executive is required to disclose under the following circumstances: (A) at the express direction of any authorized governmental authority; (B) pursuant to a subpoena or other court process; (C) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (D) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with any legal action or proceeding involving Executive and CBI or any Subsidiary in his capacity as an employee, officer, director, or stockholder of CBI or any Subsidiary, or (iv) during the period of his employment by CBCC, Executive may disclose such confidential information to another employee of CBI or any Subsidiary or to representatives or agents of CBI or any Subsidiary (such as independent accountants and legal counsel) when such disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties on behalf of CBI or any Subsidiary. Executive shall, at any time requested by CBI (either during or within two years after the termination of Executive's employment with CBCC), promptly deliver to CBI all memoranda, notes, reports, lists and other documents (and all copies thereof) relating to the business of CBI or any Subsidiary which Executive may then possess or have under his control.

         8.       Binding Effect; Assignment.

         a. General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and Executive's heirs and legal representatives and CBI's successors and assigns. This Agreement is assignable by CBI to any Person which acquires, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of CBI or CBCC or a majority of the outstanding Voting Securities of CBCC. Upon any such assignment, and the assumption by the assignee of all obligations hereunder, CBI shall be released from all liability hereunder. This Agreement shall not be assignable by Executive.

         b. Assumption by Successor. CBI shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of CBI to expressly assume and agree to perform this Agreement in the same manner and to the same extent CBI or CBCC, as applicable, would be required to perform if no such succession had taken place.

         9. Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind (collectively "Alienate"), either voluntary or involuntary, prior to actually being received by Executive, other than by a transfer by the Executive's will or by the laws of descent and distribution; and any attempt to alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder contrary to this Section 9 shall be void ab initio and of no force or effect and



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CBI shall have no obligation or liability to pay any amounts so attempted to be
Alienated.

         10. Severability. In the event that any provision of this Agreement (including without limitation any provisions relating to the activities or areas covered by, or time period of, the covenants provided for in subsections 6.a.(i), (ii), (iii) and (iv) hereof) or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable and, subject to the following sentence, the parties hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform any otherwise unenforceable covenants contained in Sections 6 and/or 7 hereof in accordance with the preceding provision. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of
Section 6 hereof (including without limitation any provisions relating to the activities or areas covered by, or time period of, the covenants provided for in subsections 6.a.(i), (ii), (iii) and (iv) hereof), is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject, then such provision shall, at the option of CBI, remain a part of this Agreement and shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law and shall be enforced so as to permit CBI or any Subsidiary to recover damages for any prior violation of such provision as so limited and reduced, to the extent permitted under applicable law.

         11. Specific Enforcement. Executive acknowledges that the covenants of Executive contained in Sections 6 and 7 of this Agreement are special and unique, that a breach by Executive of any term or provision of either of Sections 6 or 7 hereof may cause irreparable injury to CBI and/or a Subsidiary, and that remedies at law for the breach of any terms or provisions of Sections 6 or 7 hereof may be inadequate. Accordingly, in addition to any other remedies it may have in the event of breach, CBI shall be entitled to enforce specific performance of the terms and provisions of Sections 6 or 7 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting bond or of proving actual damage, and to obtain attorneys fees in respect of the foregoing if CBI prevails in such action or proceeding. For purposes of this
Section 11 and Sections



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6 and 7 hereof, CBI, CBCC and each subsidiary of CBCC shall be deemed a third party beneficiary entitled to the benefits of such Sections and shall be entitled to enforce Sections 6 and 7 of this Agreement in accordance with this
Section 11 notwithstanding any assignment by CBI of its rights and obligations under this Agreement.

         12. Entire Agreement; Amendment; Waiver. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written negotiations, understandings and agreements between the parties hereto. This Agreement shall not be altered, amended or modified except by written instrument executed by CBI and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         13. Legal Fees and Expenses. The prevailing party in any dispute or controversy under or in connection with this Agreement shall be entitled to reimbursement from the non-prevailing party for all costs and reasonable legal fees incurred by such prevailing party.

         14. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Ohio, without regard to its choice of law principles.

         15. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or overnight courier, telegram or facsimile transmission addressed as follows:

         (a)      If to CBI:           c/o Chase Brass & Copper Company, Inc.
                                       14212 County Road M-50
                                       Montpelier, Ohio  43543
                                       Telecopy No.:  419/485-8150
                                       Attention:  Corporate Secretary
                  with a copy (which will
                  not constitute notice) to:  Vinson & Elkins L.L.P.
                                              2001 Ross Avenue, Suite 3700
                                              Dallas, Texas  75201
                                              Telecopy No.: (214) 999-7781
                                              Attention:  Rodney L. Moore

         (b)      If to Executive:            14212 County Road M-50
                                              Montpelier, Ohio  43543
                                              Telecopy No.:  (419) 485-8150
                                              Attn:  Michael T. Segraves

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   CHASE INDUSTRIES INC.




                                   By:  /s/ Martin V. Alonzo
                                        ---------------------------------------
                                        Martin V. Alonzo, President




                                   EXECUTIVE:   /s/ Michael T. Segraves
                                                -------------------------------
                                                Michael T. Segraves



                                     - 13 -